Exhibit 10.10

EXECUTION COPY

FIRST SUPPLEMENTAL INDENTURE

DATED AS OF JULY 29, 2010

TO INDENTURE

DATED AS OF OCTOBER 16, 2007

AMONG

RAYONIER TRS HOLDINGS INC.,

as ISSUER,

RAYONIER INC.,

as GUARANTOR,

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A,

as TRUSTEE

3.75% SENIOR EXCHANGEABLE NOTES DUE 2012

FIRST SUPPLEMENTAL INDENTURE

This FIRST SUPPLEMENTAL INDENTURE, dated as of July 29, 2010 (this “Supplemental Indenture”), is among RAYONIER TRS HOLDINGS INC., a Delaware corporation (the “Company”), RAYONIER INC., a North Carolina corporation (the “Guarantor” or “Rayonier”), RAYONIER OPERATING COMPANY, LLC, a Delaware limited liability company (“ROC”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as trustee (in such capacity and not in its individual capacity, the “Trustee”). Unless otherwise indicated, defined terms used herein are used as defined in the below-referenced Indenture.

WHEREAS, the Company, the Guarantor and the Trustee have heretofore executed and delivered that certain Indenture, dated as of October 16, 2007 (the “Indenture”) relating to the Company’s 3.75% Senior Exchangeable Notes due 2012;

WHEREAS, the board of directors of the Guarantor has authorized the Guarantor to reorganize its structure (the “Restructuring”);

WHEREAS, in connection with and as a part of the Restructuring, the Guarantor has formed ROC as a wholly owned subsidiary of the Guarantor;

WHEREAS, in connection with and as part of the Restructuring, the Guarantor desires to transfer and contribute to ROC substantially all of its interest in the partnerships, corporations, limited liability companies, properties or assets, tangible and intangible, held by the Guarantor pursuant to a Contribution, Conveyance and Assumption Agreement dated as of July 29, 2010;

WHEREAS, the covenant contained in Section 7.1 of the Indenture provides that such covenant does not apply to any transfer of assets between the Guarantor and the Guarantor’s Subsidiaries;

WHEREAS, Section 4.1 of the Indenture provides that upon an exchange of the Securities, the Securityholder may, at the option of the Company, receive shares of common stock of the Guarantor, and the section entitled “Description of Notes” in the Offering Circular provides that holders of the notes may, at the option of the Company, receive shares of common stock of Rayonier;

WHEREAS, in connection with and as part of the Restructuring, ROC desires to become a guarantor of the Securities, and the board of directors of ROC has authorized ROC to become a guarantor of the Securities;

WHEREAS, Section 10.1(a) of the Indenture permits the Company, the Guarantor and the Trustee to amend or supplement the Indenture without notice to, or consent of, any Securityholder to cure any ambiguity, defect or inconsistency, to correct or supplement any provision therein which may be inconsistent with any other provision therein or to make any other provisions with respect to matters or questions arising under the Indenture which shall not be inconsistent with the provisions of the Indenture; provided that such action shall not adversely affect the interests of the Securityholders in any material respect;

WHEREAS, Section 10.1(d) of the Indenture permits the Company, the Guarantor and the Trustee to amend or supplement the Indenture without notice to, or consent of, any Securityholder to make any change that does not adversely affect in any material respect the legal rights under the Indenture of any Securityholder;

WHEREAS, Section 10.1(e) of the Indenture permits the Company, the Guarantor and the Trustee to amend or supplement the Indenture without notice to, or consent of, any Securityholder to add a guarantor;

WHEREAS, the Company and the Guarantor desire to (i) cure an ambiguity in the Indenture to clarify that the Securities are exchangeable for Common Stock of Rayonier and not ROC, (ii) make a change that does not adversely affect in any material respect the legal rights under the Indenture of any Securityholder and (iii) add a guarantor; and

WHEREAS, the board of directors of the Company, the board of directors of the Guarantor and the board of directors of ROC have approved this Supplemental Indenture.

NOW THEREFORE, in consideration of the mutual undertakings, promises and agreements herein contained and other good and valuable consideration, the sufficiency of which are acknowledged hereby, the Company, the Guarantor, ROC and the Trustee do covenant and agree as follows:

ARTICLE I

DEFINITIONS AND AUTHORITY

Section 1.1 Definitions. All capitalized terms used in this Supplemental Indenture shall have the respective meanings set forth in the preamble hereof or, if not defined in the preamble hereof, shall have the respective meanings set forth in the Indenture.

Section 1.2 Authority for Supplement. This Supplemental Indenture is adopted pursuant to and in accordance with the provisions of Section 10.1 of the Indenture.

ARTICLE II

AMENDMENTS TO INDENTURE

Section 2.1 Amendments to Section 1.1 of the Indenture. The definition of “Common Stock” shall be amended by inserting the following words after the word “Guarantor” that appears in the first line of such definition:

“(which, as of the date hereof, for purposes of this Indenture and the avoidance of doubt, is Rayonier Inc., a North Carolina corporation)”.

Section 2.2 Guarantee of ROC. ROC hereby agrees and consents to its addition as a guarantor of the Guaranteed Obligations as permitted by Section 10.1(e), and agrees to undertake the obligations under the Guarantee as set forth in Article V of this Indenture.

ARTICLE III

MISCELLANEOUS

Section 3.1 Ratification and Reaffirmation. The Company, the Guarantor, ROC and the Trustee hereby ratify and reaffirm all the terms and conditions of the Indenture, as specifically amended and supplemented by this Supplemental Indenture, and each hereby acknowledges that the Indenture remains in full force and effect, as so amended and supplemented.

Section 3.2 Effective Date. This Supplemental Indenture shall be effective from and after the date hereof.

Section 3.3 Execution in Counterparts. The parties may sign multiple counterparts of this Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together shall represent the same agreement

Section 3.4 GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 3.5 Effect of Headings. The headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

Section 3.6 Separability Clause. In case any provisions in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(SIGNATURE PAGE FOLLOWS)

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date and year first above written.

RAYONIER TRS HOLDINGS INC.

By:	/s/ Hans E. Vanden Noort
Name:	Hans E. Vanden Noort
Title:	Senior Vice President and Controller

RAYONIER INC.

By:	/s/ Hans E. Vanden Noort
Name:	Hans E. Vanden Noort
Title:	Senior Vice President and Chief Financial Officer

RAYONIER OPERATING COMPANY LLC

By:	Rayonier Inc., its sole member

By:	/s/ Hans E. Vanden Noort
Name:	Hans E. Vanden Noort
Title:	Senior Vice President and Chief Financial Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., not in its individual capacity, but solely as Trustee,

By:	/s/ Christie Leppert
Name:	Christie Leppert
Title:	Vice President

SIGNATURE PAGE TO

3.75% SENIOR EXCHANGEABLE NOTES FIRST SUPPLEMENTAL INDENTURE